Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note:  Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted.  (Directors’ or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Vishay Cera-Mite Inc.	Wisconsin
Vishay EFI, Inc.	Rhode Island
Vishay Infrared Components Inc.	California
Spectec Logistics, Inc.	Delaware
Vishay MIC Technology, Inc.	Delaware
Vishay SI Technologies, Inc.	Delaware
Meadowgrip Limited	United Kingdom
Selectaid Ltd	United Kingdom
Revere Transducers Europe, BV	Netherlands
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Japan K.K.	Japan
Vishay Hong Kong Ltd.	Hong Kong
Vishay Korea Co. Ltd.	Korea
Vishay (Taiwan) Ltd.	Taiwan
Vishay (Thailand) Limited	Thailand
BCcomponents Taiwan Limited	Taiwan
General Semiconductor (Singapore) Pte. Ltd.	Singapore
Vishay Temic Semiconductor Acquisition Holding Corporation	Delaware
Siliconix incorporated	Delaware
Siliconix Technology C.V.	Netherlands
Siliconix Technology B.V.	Netherlands
Siliconix Israel Ltd.	Israel
Siliconix Holding GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
Shanghai Simconix Electronic Company Ltd.	China	(a)
Siliconix Ltd.	England
Vishay Siliconix (Taiwan) Ltd.	Taiwan
Vishay Siliconix Electronic Co. Ltd.	Taiwan
Vishay Siliconix, LLC	Delaware
Siliconix Sales Corp.	U.S. Virgin Islands
Siliconix Semiconductor, Inc.	Delaware

Subsidiaries of the Registrant (continued)

Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(b)
Vishay General Semiconductor, LLC	Delaware
General Semiconductor of Taiwan, Ltd.	Taiwan
General Semiconductor (China) Holdings, LLC	Delaware
General Semiconductor (China) Co., Ltd.	China
General Semiconductor International Corp.	New York
General Semiconductor Japan, Ltd.	Japan	(c)
ATC Corp.	Delaware
GSI-General Semiconductor Ireland	Ireland
GSI-General Semiconductor (Europe) Ltd.	Ireland
General Semiconductor Korea Co., Ltd.	Korea
Vishay General Semiconductor France S.A.S.	France
General Semiconductor Hong Kong Ltd.	Hong Kong
General Semiconductor (UK) Ltd.	United Kingdom
General Semiconductor (Deutschland) GmbH	Germany
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay BCcomponents SAS	France
BCcomponents Estate NV	Belgium
BCcomponents BVBA	Belgium
Vishay BCcomponents UK Ltd	United Kingdom
Valen Ltd.	Hong Kong
Vishay Passives Shanghai Co., Ltd	China
BCcomponents South Europe SRL	Italy
Vishay Components India Pvt Ltd	India
BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
BCcomponents Singapore Pte Ltd.	Singapore
Vishay Trading (Shanghai) Co. Ltd	China
Nippon Vishay, K.K.	Japan
Vishay Alpha Electronics K.K.	Japan
Alpha Electronics Corporation of America	Minnesota
Vishay F.S.C., Inc.	Barbados
Vishay VSH Holdings, Inc.	Delaware
Vishay Roederstein Electronics, Inc.	Delaware

Subsidiaries of the Registrant (continued)

Vishay Measurements Group, Inc.	Delaware
Vishay Transducers Ltd.	Delaware
Sensortronica de Costa Rica, S.A.	Costa Rica
Vishay BLH Inc.	Delaware
Pharos de Costa Rica S.A.	Costa Rica
Sensortronics Sanmar Ltd.	India	(d)
Vishay Celtron Technologies, Inc.	Taiwan
High Goals Investments Limited	British Virgin Islands
Billion Way Industrial Limited	Samoa
UCC Investment Co. Ltd.	Samoa
Vishay Celtron (Tianjin) Technologies Co., Ltd.	China	(e)
Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
Ecomal Israel Ltd.	Israel
Dale Israel Electronics Industries, Ltd.	Israel
Vishay Components (Huizhou) Co. Ltd.	China
Draloric Israel Ltd.	Israel
V.I.E.C. Ltd.	Israel
Vishay Advanced Technology, Ltd.	Israel
Vilna Equities Holding, B.V.	Netherlands
Tedea-Huntleigh Europe Ltd.	England
Measurements Group (U.K.) Ltd.	England & Wales
Vishay Nobel Ltd.	England
Vishay Europe GmbH	Germany	(f)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay BCcomponents Holding GmbH	Germany
Vishay BCcomponents Beyschlag GmbH	Germany
Vishay BCcomponents Vertriebs GmbH	Germany
Vishay Electronic GmbH	Germany
Roederstein Electronics Portugal Lda.	Portugal
ECOMAL Deutschland GmbH	Germany
Grupo De Medidas Iberica S.L.	Spain
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Klevestav-Roederstein Festigheter AB	Sweden	(g)
Vishay Components, S.A.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium N.V.	Belgium
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.	France
ECOMAL S.r.O.	Czech Republic
ECOMAL UK	England
Okab Roederstein Finland OY	Finland	(h)
Rogin Electronic S.A.	Spain	(i)

Subsidiaries of the Registrant (continued)

Roederstein GmbH	Germany
Roederstein-Hilfe-GmbH	Germany
Vishay Electronic SPOL SRO	Czech Republic
Vishay S.A.	France	(j)
Ultronix, Inc.	Delaware
Vishay Italy SRL	Italy
Tedea-Huntleigh B.V.	Netherlands
Tedea-Huntleigh International Ltd	Israel
T-H Technology Ltd	Israel
Vishay Measurements Group France, S.A.	France
SCI Vijafranc	France
T-H Industrial Properties Ltd	Israel
Tedea-Huntleigh, Inc.	California
Tedea-Huntleigh (Beijing) Electronics Co. Ltd	China
E-Sil Components Ltd.	England & Wales
Vishay Roederstein Limited	England
Vitramon Limited	England
Vishay Ltd.	England & Wales
Spectrol GmbH	Germany
Grued Corporation	Delaware
Con-Gro Corp.	Delaware
Gro-Con, Inc.	Delaware
Angstrohm Precision Inc.	Delaware
Angstrohm Holdings Inc.	Delaware
Sfernice, Ltd.	England & Wales
Heavybarter, Unlimited	England & Wales
Dale ACI Components	England
Vishay Nobel AB	Sweden
AB Givareteknik	Sweden
Vishay Nobel Oy AB	Finland
Vishay Nobel AS	Norway
Measurements Group GmbH	Germany
Vishay Semiconductor GmbH	Germany
Facility Service GmbH	Germany	(k)
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(l)
Shanghai Vishay Semiconductors Ltd.	China
Vishay Hungary KFT	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Dale Holdings, Inc.	Delaware
Vishay Dale Electronics, Inc.	Delaware
Components Dale de Mexico S.A. de C.V.	Mexico
Electronica Dale de Mexico S.A. de C.V.	Mexico
Bradford Electronics, Inc.	Delaware

Subsidiaries of the Registrant (continued)

Vishay Resistive Systems Inc.	Maryland
Vishay Sprague Holdings Corp.	Delaware
Vishay Precision Resistors Holdings Corporation	Delaware
Vishay Thin Film LLC	New York
Vishay Techno Components LLC	Delaware
Vishay Service Center, Inc.	Massachusetts
Vishay Sprague, Inc.	Delaware
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada Limited	Canada
Sprague France S.A.S.	France
Vishay Acquisition Holdings Corp.	Delaware
Vishay Vitramon, Inc.	Delaware
Vishay do Brazil Ltda.	Brazil

(a) -	Registrant’s indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.

(b) -

Registrant’s indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.

(c) -

Registrant’s indirect ownership percentage in General Semiconductor Japan, Ltd. is 100%; 50% is owned by its wholly owned subsidiary General Semiconductor International and 50% is owned by its wholly owned subsidiary General Semiconductor Inc.

(d) -	Registrant’s indirect ownership percentage in Sensortronics Sanmar Ltd. is 49%.

(e) -

Registrant’s indirect ownership percentage in Celtron Technologies (Tianjin) Inc. is 100%; 68% is owned by its wholly owned subsidiary Celtron Technologies Inc. and 32% is owned by its wholly owned subsidiary UCC Investment Co. Ltd.

(f) -

Registrant’s indirect ownership percentage in Vishay Europe GmbH is 100%; 85.9% is owned by its wholly owned subsidiary Vishay Israel Limited; 13.1% is owned directly; and 1% is owned by its wholly owned subsidiary Vishay Dale Holdings, Inc.

(g) -	Registrant’s indirect ownership percentage in Klevestav-Roederstein Festigheter AB is 50%.

(h) -	Registrant’s indirect ownership percentage in Okab Roederstein Finland OY is 44.4%.

(i) -	Registrant’s indirect ownership percentage in Rogin Electronic S.A. is 33%.

(j) -	Registrant’s indirect ownership percentage in Vishay S.A. is 99.8%.

(k) -	Registrant’s indirect ownership percentage in Facility Service GmbH is 50%.

(l) -

Registrant’s indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%; 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada; 44% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH; and 2% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH.